Exhibit 99.3
PART II — OTHER INFORMATION
Item 1. Legal Proceedings.
     We are a defendant in a large number of pending lawsuits (which include, in many cases, multiple claimants) that seek to recover damages for personal injury allegedly caused by exposure to asbestos containing products manufactured and/or distributed by us in the past. Any such products were encapsulated and used only as components of process equipment, and we do not believe that any emission of respirable asbestos fibers occurred during the use of this equipment. We believe that a high percentage of the applicable claims are covered by applicable insurance or indemnities from other companies.
     On February 4, 2004, we received an informal inquiry from the SEC requesting the voluntary production of documents and information related to our February 3, 2004 announcement that we would restate our financial results for the nine months ended September 30, 2003 and the full years 2002, 2001 and 2000. On June 2, 2004, we were advised that the SEC had issued a formal order of private investigation into issues regarding this restatement and any other issues that arise from the investigation. We continue to cooperate with the SEC in this matter.
     During the quarter ended September 30, 2003, related lawsuits were filed in federal court in the Northern District of Texas (the “Court’’), alleging that we violated federal securities laws. Since the filing of these cases, which have been consolidated, the lead plaintiff has amended its complaint several times. The lead plaintiff’s current pleading is the fifth consolidated amended complaint (“Complaint’’). The Complaint alleges that federal securities violations occurred between February 6, 2001 and September 27, 2002 and names as defendants Mr. C. Scott Greer, our former Chairman, President and Chief Executive Officer, Ms. Renee J. Hornbaker, our former Vice President and Chief Financial Officer, PricewaterhouseCoopers LLP, our independent registered public accounting firm, and Banc of America Securities LLC and Credit Suisse First Boston LLC, which served as underwriters for two of our public stock offerings during the relevant period. The Complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, and Sections 11 and 15 of the Securities Act of 1933. The lead plaintiff seeks unspecified compensatory damages, forfeiture by Mr. Greer and Ms. Hornbaker of unspecified incentive-based or equity-based compensation and profits from any stock sales, and recovery of costs. On November 22, 2005, the Court entered an order denying the defendants’ motions to dismiss the Complaint on the pleadings in their entirety. The case is currently set for trial on March 27, 2007. We continue to believe that the lawsuit is without merit and are vigorously defending the case.
     On October 6, 2005, a shareholder derivative lawsuit was filed purportedly on our behalf in the 193rd Judicial District of Dallas County, Texas. The lawsuit names as defendants Mr. Greer, Ms. Hornbaker, and current board members Hugh K. Coble, George T. Haymaker, Jr., William C. Rusnack, Michael F. Johnston, Charles M. Rampacek, Kevin E. Sheehan, Diane C. Harris, James O. Rollans and Christopher A. Bartlett. We are named as a nominal defendant. Based primarily on the purported misstatements alleged in the above-described federal securities case, the plaintiff asserts claims against the defendants for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. The plaintiff alleges that these purported violations of state law occurred between April 2000 and the date of suit. The plaintiff seeks on our behalf an unspecified amount of damages, injunctive relief and/or the imposition of a constructive trust on defendants’ assets, disgorgement of compensation, profits or other benefits received by the defendants from us, and recovery of attorneys’ fees and costs. We strongly believe that the suit was improperly filed and have filed a motion seeking dismissal of the case.
     On February 7, 2006, we received a subpoena from the SEC regarding goods and services that we delivered to Iraq from 1996 through 2003 during the United Nations Oil-for-Food Program. We are in the process of reviewing and responding to the subpoena and intend to cooperate with the SEC. We believe that other companies in our industry (as well as in other industries) have received similar subpoenas and requests for information.
     On March 14, 2006, a shareholder derivative lawsuit was filed purportedly on our behalf in federal court in the Northern District of Texas. The lawsuit names as defendants Mr. Greer, Ms. Hornbaker, and current board members Hugh K. Coble, George T. Haymaker, Jr., Lewis M. Kling, William C. Rusnack, Michael F. Johnston, Charles M. Rampacek, Kevin E. Sheehan, Diane C. Harris, James O. Rollans and Christopher A. Bartlett. We are named as a nominal defendant. Based primarily on certain of the purported misstatements alleged in the above-described federal securities case, the plaintiff asserts claims against the defendants for breaches of fiduciary duty. The plaintiff alleges that the purported breaches of fiduciary duty occurred between 2000 and 2004. The plaintiff seeks on our behalf an unspecified amount of damages, disgorgement by Mr. Greer and Ms. Hornbaker of salaries, bonuses, restricted stock and stock options, and recovery of attorneys’ fees and costs. We strongly believe that the suit was improperly filed and intend to file a motion seeking dismissal of the case.

     Since we manufacture and sell our products globally, we are subject to risks associated with doing business internationally. In March 2006, we initiated a process to determine our compliance posture with respect to U.S. export control laws and regulations. Upon initial investigation, it appears that some product transactions and technology transfers require further research to determine compliance with U.S. export control laws and regulations. With assistance from outside counsel, we are currently involved in a systematic process to conduct further research. Any potential violations of U.S. export control laws and regulations that are identified may result in civil or criminal penalties, including fines and/or suspension of the privilege to engage in export transactions or to have our foreign affiliates receive U.S.-origin goods, software or technology. Because our research into this issue is ongoing, we are unable to determine the extent of any violations or the nature or amount of any potential penalties to which we might be subject to in the future. As a result, we cannot currently predict whether the resolution of this matter will materially adversely affect our financial position or results of operations. At this time, we have not made any provision in our consolidated financial statements for any fines or penalties that might be incurred relating to this matter.
     We have been involved as a potentially responsible party (“PRP’’) at former public waste disposal sites that may be subject to remediation under pending government procedures. The sites are in various stages of evaluation by federal and state environmental authorities. The projected cost of remediation at these sites, as well as our alleged “fair share’’ allocation, is uncertain and speculative until all studies have been completed and the parties have either negotiated an amicable resolution or the matter has been judicially resolved. At each site, there are many other parties who have similarly been identified, and the identification and location of additional parties is continuing under applicable federal or state law. Many of the other parties identified are financially strong and solvent companies that appear able to pay their share of the remediation costs. Based on our information about the waste disposal practices at these sites and the environmental regulatory process in general, we believe that it is likely that ultimate remediation liability costs for each site will be apportioned among all liable parties, including site owners and waste transporters, according to the volumes and/or toxicity of the wastes shown to have been disposed of at the sites. We believe that our exposure for existing disposal sites will be less than $100,000.
     We are also a defendant in several other lawsuits, including product liability claims, that are insured, subject to the applicable deductibles, arising in the ordinary course of business. Based on currently available information, we believe that we have adequately accrued estimated probable losses for such lawsuits. We are also involved in a substantial number of labor claims, including one case where we had a confidential settlement reflected in our 2004 results.
     Although none of the aforementioned potential liabilities can be quantified with absolute certainty, we have established reserves covering these exposures, which we believe to be reasonable based on past experience and available facts. While additional exposures beyond these reserves could exist, they currently cannot be estimated. We will continue to evaluate these potential contingent loss exposures and, if they develop, recognize expense as soon as such losses become probable and can be reasonably estimated.
     We are also involved in ordinary routine litigation incidental to our business, none of which we believe to be material to our business, operations or overall financial condition. However, resolutions or dispositions of claims or lawsuits by settlement or otherwise could have a significant impact on our operating results for the reporting period in which any such resolution or disposition occurs.